UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________________________________
FORM 8-K/A
(Amendment No. 1)
 ________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2017
  ________________________________________

Masonite International Corporation
(Exact name of registrant as specified in its charter)
  ________________________________________

British Columbia, Canada	001-11796	98-0377314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2771 Rutherford Road Concord, Ontario, Canada	L4K 2N6
(Address of principal executive offices)	(Zip Code)

(800) 895-2723
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)
 ________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 12, 2017, Masonite International Corporation (the “Company”, “we” or “us”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) to report the appointment of Randy White as Senior Vice President, Global Operations & Supply Chain, effective on or about September 25, 2017. This Current Report on Form 8-K/A is being filed as an amendment to the Initial Form 8-K to provide information regarding Mr. White’s employment agreement with the Company.
On July 13, 2018 the Company entered into an employment agreement (the “Employment Agreement”) with Mr. White. The Employment Agreement supersedes and replaces the employment offer letter between the Company and Mr. White (other than the signing bonus and relocation allowance and related repayment provisions referenced therein), which provided for at-will employment with the Company.
The Employment Agreement provides for a term that commences on July 13, 2018 and expires on December 31, 2018, unless earlier terminated (the “Employment Period”). Pursuant to the Employment Agreement, Mr. White will continue to serve in his current position with the Company, as set forth above, and will have duties, responsibilities, and authority that are customary to such position.
The Employment Agreement provides for an annual base salary for Mr. White of $400,000 and remains subject to increase in the discretion of the Company’s Board of Directors (the “Board”). In addition, Mr. White is eligible for an annual cash performance bonus which is payable upon the attainment of certain performance criteria established by the Board after consultation with the Company’s Chief Executive Officer. The target annual bonus amount for Mr. White for 2018 is 60%. In addition, Mr. White continues to be eligible to receive equity awards commensurate with his role as an officer of the Company and as determined by the Board.
The Employment Agreement provides that if, during the Employment Period, Mr. White’s employment is terminated either by the Company other than for “cause” or “disability” or by him for “good reason” (each as defined in the Employment Agreement), and subject to his execution and non-revocation of a general release of claims and continued compliance with the restrictive covenants set forth in the Employment Agreement (as described below), Mr. White will be entitled to receive the following: (i) continued payment of his annual base salary (the “Continued Severance Pay”) for (a) twenty-four months following the date of termination, if he has been employed with the Company for more than two years on the date of termination or (b) twelve months following the date of termination, if he has been employed with the Company for two years or less on the date of termination, (ii) a lump-sum payment of an amount equal to the pro-rata portion of the annual bonus for the year in which the termination occurs, based on actual performance, that Mr. White would have been paid if he had remained employed with the Company, and (iii) twelve months of continued participation in the Company’s medical, dental and hospitalization insurance coverage on the same terms and conditions as applicable if Mr. White had remained employed for such period, or a monthly cash payment in lieu thereof equal to the difference between the full monthly plan premium payment and the current monthly premium paid as an active employee (the “Continued Benefits”). The Employment Agreement provides that if Mr. White’s employment terminates upon the expiration of the Employment Period as a result of the Company’s failure to offer to renew the Employment Agreement on the same terms and conditions, Mr. White will be entitled to receive: (i) the Continued Severance Pay for 12 months following the date of termination and (ii) the Continued Benefits.
In addition, the Employment Agreement provides that if (x) during the two year period following a “change in control” (as defined in the Employment Agreement), Mr. White’s employment with the Company is terminated either by the Company other than for cause or disability or by Mr. White for good reason or as a result of the Company’s failure to offer to

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renew the Employment Agreement on the same terms and conditions, or (y) any such termination of Mr. White’s employment occurs prior to a change in control, if such termination was at the request of a third party or otherwise arose in anticipation of such change in control, then, in each case, Mr. White will be entitled to the applicable severance payments and benefits described in the preceding paragraph (subject to the execution and non-revocation of a general release of claims and continued compliance with the restrictive covenants set forth in the Employment Agreement), except that (i) in lieu of the Continued Severance Pay, Mr. White will receive a lump sum payment in an amount equal to two times the sum of his annual base salary and the average amount of the annual bonuses earned by him for the two calendar years immediately preceding the year of the date of termination, and (ii) the Continued Benefits will be provided for twenty-four months (in lieu of twelve-months) following the date of termination.
The Employment Agreement also provides for customary non-competition, non-solicitation and employee no-hire covenants that apply during employment and the twenty-four month period thereafter and a perpetual confidentiality covenant. In addition, if any payments or benefits provided to Mr. White in connection with a change in control are subject to excise taxes as a result of the application of Sections 280G and 4999 of the Internal Revenue Code, such payments and benefits will be reduced so that no excise tax is payable, but only if this reduction results in a more favorable after-tax position for Mr. White.
The above summary of the terms of the Employment Agreement with Mr. White is qualified in its entirety by reference to the Employment Agreement which is attached to this Current Report on Form 8-K/A as Exhibit 10.1 and incorporated in this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 10.1	Employment Agreement, dated as of July 13, 2018, by and between Masonite International Corporation and Randal A. White.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASONITE INTERNATIONAL CORPORATION

Date:	July 13, 2018	By:	/s/ Robert E. Lewis
		Name:	Robert E. Lewis
		Title:	Senior Vice President, General Counsel and Secretary

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